Exhibit 99.1

FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC.
COMPLETES ACQUISITION OF GREYWOLF PRODUCTION SYSTEMS

The Woodlands, Texas (July 31, 2012) – TETRA Technologies, Inc. (TETRA or the Company) (NYSE:TTI) today announced that it has completed the acquisition of substantially all of the assets and business of Greywolf Production Systems (Greywolf) for $55.5 million in cash, effective July 31, 2012. The acquisition was funded with a combination of available cash and borrowings under the Company’s revolving credit facility.

Greywolf is a well testing and flow back company headquartered near Calgary, Alberta, with Canadian operational centers in Crossfield and Grande Prairie, Alberta, and U.S. operational centers in Williston, North Dakota, and Shoshoni, Wyoming. Established in 2005, Greywolf has become one of the leading flow back testing companies in Canada, and is a leading provider of these services in the Williston basin, including the Bakken formation.

Stuart M. Brightman, TETRA’s President and Chief Executive Officer, commented, “We are very pleased to have closed this acquisition. I would like to thank Greywolf’s management and personnel for their diligent work over the past weeks, which has allowed us to reach this successful conclusion. We are eager to continue working with the Greywolf team to begin the process of merging our production testing operations, and we are excited to commence the introduction of our expanded service capabilities to both new, and existing customers.”

Mr. Brightman added, “We drew-down $50 million under our $278 million revolving credit facility to fund a portion of the acquisition and for general corporate purposes. Following this draw-down, we have approximately $228 million of borrowing capacity still available.”

TETRA is a geographically diversified oil and gas services company, focused on completion fluids and other products, after-frac flow back and production well testing, wellhead compression, and selected offshore services including well plugging and abandonment, decommissioning, and diving.

Forward Looking Statements

This press release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning expected results of operational business segments for 2012, anticipated benefits from the Company’s acquisitions of assets and businesses, including the Greywolf Production Systems acquisition described above, projections concerning the Company’s business activities in the Gulf of Mexico, including potential future benefits from increased regulatory oversight of well abandonment and decommissioning activities, financial guidance, estimated earnings, earnings per share, and statements regarding the Company’s beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Certain Business Risks” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Contact:

TETRA Technologies, Inc., The Woodlands, Texas
Stuart M. Brightman, 281/367-1983
Fax: 281/364-4346
www.tetratec.com